Exhibit 21

SUBSIDIARIES OF ATRICURE, INC.

AtriCure Europe B.V., incorporated in the Netherlands

AtriCure, LLC, a Delaware limited liability company

Endoscopic Technologies, LLC, a Delaware limited liability company